Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8, Post-effective Amendment No. 1 (No. 333-58072), pertaining to the Amended and Restated Employee Stock Purchase Plan of Industrial Distribution Group, Inc. of our report dated March 10, 2005, with respect to the consolidated financial statements and schedule of Industrial Distribution Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 2, 2006